Pricing Supplement No. 29        Dated 11/28/95              Rule 424(b)(3)
(To Prospectus dated April 20, 1995 and                   File No. 33-58667
Prospectus Supplement dated April 20, 1995)            CUSIP No. 78355H GT0

$400,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 12
(Registered Notes--Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:          $40,000,000

Issue Price:                   100

Issue Date:                   12/1/95

Maturity Date:                12/2/02

Interest Rate:                 6.38%

Form:    [X]  Book Entry   [ ]  Certificated

Redemption:             [X]  The Notes cannot be redeemed prior to maturity.
                        [ ]  The Notes may be redeemed prior to maturity.

     Terms of Redemption:

Repayment at option of holder:           [X]  The holder has no option to
                                              elect repayment of the Notes
                                              prior to maturity.
                                         [ ]  The Notes are repayable
                                              prior to maturity at the
                                              option of holder.

     Terms of Repayment:

Discount note:  [ ]  Yes   [X]  No

         Total Amount of OID:               -

         Yield to Maturity:                 -

         Initial Accrual Period OID:        -

Name of Agent and Agent's Discount or Commission:

         J.P. Morgan                         $60,000
         Salomon Bros.                       $60,000
         Morgan Stanley & Co.                $60,000
         Merrill Lynch                       $60,000


Additional Terms: